EXHIBIT 10.3

                         THE ESTEE LAUDER COMPANIES INC.

                        FISCAL 1996 SHARE INCENTIVE PLAN

         1. PURPOSE. The Estee Lauder Companies Inc. Fiscal 1996 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors, officers and key employees of The Estee Lauder Companies Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's officers and key employees to those of its stockholders.

         2. ADMINISTRATION.

         (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee), which shall be comprised of not less than two non-employee members of the Board of Directors each of whom qualifies as a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); PROVIDED, HOWEVER, that prior to effectiveness under the Exchange Act of a registration statement filed by the Company with the Securities and Exchange Commission, the Committee may be comprised of any two members of the Board of Directors or may be the entire Board of Directors. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of the Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

         (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

         3. PARTICIPANTS. Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Non-employee directors of the Company shall participate in the Plan only to the extent provided in Section 11(a) hereof. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

         4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

         5. COMMON STOCK AVAILABLE UNDER THE PLAN. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 4,225,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 13 hereof. The maximum number of shares of Class A Common Stock with respect to which Benefits may be granted to any individual participant under the Plan shall be 1,000,000. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part of full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act regarding the availability of such shares.

         6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a specific number of shares of Class A Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" ("Incentive Stock

Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

              (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; PROVIDED, HOWEVER, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Class A Common Stock on the date the option is granted.

              (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Class A Common Stock of the Company then owned by the participant, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. The Committee may, at the time of grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Class A Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Class A Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value on the date the Restoration Stock Option is granted, and
         (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

              (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; PROVIDED, HOWEVER, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a Participant's death, in which case, the exercise period of such Participant's Stock Options may be extended beyond such period but no later than one year after the Participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

              (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate market value (determined as of the time the option is granted) of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. Notwithstanding anything to the contrary contained herein, no Incentive Stock Option may be exercised later than ten years after the date it is granted.

              (e) POST-EMPLOYMENT EXERCISES. The exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Corporation.

         7. STOCK APPRECIATION RIGHTS.

              (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash, Class A Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee; PROVIDED, HOWEVER, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

              (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; PROVIDED, HOWEVER, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a Participant's death, in which case, the exercise period of such Participant's Stock Appreciation Rights may be extended beyond such period but no later than one year after the Participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

              (c) The exercise of any Appreciation Right after termination of employment shall be subject to satisfaction of the conditions precedent that the Participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Corporation.

         8. STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Class A Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock of the Company, including the right to receive dividends and to vote the shares.

         9. PERFORMANCE AWARDS.

         (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Class A Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

         (b) The Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

         (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

         10. STOCK UNITS.

         (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Class A Common Stock at such time as the award agreement shall specify. Shares of Class A Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

         (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a Participant has elected to defer payment under subsection (c) below, shares of Class A Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Class A Common Stock which would otherwise be distributed to the participant.

         (c) Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Class A Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock

Unit shall be payable in shares of Class A Common Stock pursuant to the agreement of deferral.

         (d) A "Stock Unit" means a notional account representing one share of Class A Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Class A Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

         11. CERTAIN FORMULA AWARDS.

         (a) (i) On the date of the first annual meeting of stockholders of the Company which is at least six months after the date a non-employee director is first elected to the Board of Directors of the Company, he or she will be granted 1,000 shares of Class A Common Stock, without restrictions, accompanied by an amount in cash for reimbursement of income taxes related to such grant.

              (ii) During the first five years of service as a director of the Company, $10,000 of the annual retainer payable to a non-employee director will automatically be paid in shares of Class A Common Stock, without restrictions, on the date of the annual meeting of stockholders. The number of shares to be received by the non-employee director as part of the annual retainer will be equal to $10,000 divided by the average closing price of the Company's Class A Common Stock for the twenty days on which trading occurred next preceding the date of payment.

         (b) The agreements accompanying the awards and grants made under this
Section 11 may contain additional restrictions or limitations not inconsistent with the provisions of the Plan.

         (c) The provisions of this Section 11 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.

         12. FOREIGN OPTIONS AND RIGHTS.

         The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; PROVIDED, HOWEVER, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

         13. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

         (a) If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Class A Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

         (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately become exercisable. For purposes of this
Section 13(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

              (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

              (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

              (iii) The Company's Class A Common Stock shall cease to be publicly traded; or

              (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

              (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13(b)(ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control of the Company, (B) any spin-off of a division or subsidiary of the Company to its stockholders and (C) any event listed in (i) through (v) above that the Board of Directors determines not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company.

         For purposes of this Section 13(b), "Continuing Directors" shall mean
(x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

         The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Class A Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six
(6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

         14. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a Participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.

         15. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Class A Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Class A Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Class A Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

         16. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Company's Class A Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Class A Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Class A Common Stock of the Company.

         17. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Class A Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipients an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Class A Common Stock by electing to have the Company withhold shares of Class A Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

         18. TENURE. A participant's right, if any, to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         19. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         20. NO FRACTIONAL SHARES. No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         21. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date; PROVIDED, HOWEVER, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 21 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Benefits that may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for Benefits under the Plan; PROVIDED, HOWEVER, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

         22. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

         23. COMPLIANCE WITH RULE 16B-3. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of

Rule 16b-3 (or its successors) promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         24. EFFECTIVE DATE. (a) The Plan shall be effective as of November 14, 1995, which is the date the Plan was adopted by the Board of Directors and approved by the stockholders of the Company (the "Effective Date").

         (b) This Plan shall terminate on November 14, 2005 (unless sooner terminated by the Board of Directors).










12